Exhibit 99.03

MONEYGRAM INTERNATIONAL, INC.

DEFERRED COMPENSATION PLAN

Adopted May 9, 2007

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1. Statement of Plan.

1.1.1. History. This Plan is a nonqualified, unfunded deferred compensation plan known as the “MONEYGRAM INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN”. The Plan was originally named the “MONEYGRAM INTERNATIONAL, INC. SUPPLEMENTAL 401(k) PLAN” and was first established January 1, 2006 by MONEYGRAM INTERNATIONAL, INC. (hereinafter sometimes referred to as “MGI”) and certain affiliated corporations (together with MGI hereinafter sometimes collectively referred to as the “Employers” and separately as the “Employer”) to permit eligible employees to defer Compensation and receive matching credits with respect to such deferrals. At the time this Plan was established, another nonqualified, unfunded deferred compensation plan known as the “MONEYGRAM INTERNATIONAL, INC. SUPPLEMENTAL PROFIT SHARING PLAN,” which provided eligible employees with supplemental profit sharing credits, was merged with and continues to be operated under the terms of this Plan. Effective February 16, 2006, MGI amended and restated the Plan to permit eligible employees to elect to defer certain Incentive Pay and receive matching credits with respect to such deferrals, and the Plan was renamed as the “MONEYGRAM INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN”. Effective November 16, 2006, the Plan was amended and restated to permit each Participant to make separate elections as to the form of payment upon Termination of Employment with respect to such Participant’s Compensation Deferral Account, Incentive Pay Deferral Account and Profit Sharing Account. Effective as of the date the Board of Directors of MGI adopts this document, the Plan is hereby amended and restated by the addition of Appendix A attached hereto to apply exclusively to the deferred compensation obligations under the Viad Corp Deferred Compensation Plan assumed in connection with the spin off of MGI by Viad Corp. Such obligations are now a part of, and governed under the terms of, the Plan and Appendix A.

1.1.2. Purpose. MGI has established this nonqualified, unfunded, deferred compensation plan which contains three components:

(a)	the first component allows a select group of management and highly compensated employees whose elective Pre-Tax Deferrals for a Plan Year under the MoneyGram International, Inc. 401(k) Plan are expected to be limited under section 402(g) of the Code to defer the receipt of Compensation which would otherwise be paid to those employees, and to receive matching credits with respect to such deferrals;

(b)	the second component allows a select group of management and highly compensated employees whose Profit Sharing Contribution for a Plan Year under the MoneyGram International, Inc. 401(k) Plan was reduced by sections 401(a)(17) and 415 of the Code or any other legal limitations to receive a supplemental profit sharing credit under this Plan; and

(c)	the third component allows a select group of management and highly compensated employees to defer receipt of Incentive Pay which would otherwise be paid to those employees, and receive matching credits with respect to such deferrals.

1.2. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1. Account — the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which is credited the amounts specified in Section 3 and Section 4, which will vest in accordance with Section 5 and from which are subtracted payments made pursuant to Section 6 and Section 7. Each separate bookkeeping account shall be comprised of the following sub-accounts:

(a)	Compensation Deferral Account — the bookkeeping account representing the Participant’s Compensation deferred, if any, along with any matching credits made thereon, as adjusted for earnings, gains or losses.

(b)	Incentive Pay Deferral Account — the bookkeeping account representing the Participant’s Incentive Pay deferred, if any, along with any matching credits made thereon, as adjusted for earnings, gains or losses.

(c)	Profit Sharing Account — the bookkeeping account representing the Participant’s Profit Sharing credits, if any, as adjusted for earnings, gains or losses.

1.2.2. Affiliate — a business entity which is affiliated in ownership with MGI that is recognized as an Affiliate by MGI for the purposes of this Plan.

1.2.3. Annual Deferral Amount — an entry on the records of the Employers equal to the following amounts deferred in any one Plan Year equal to:

(a)	with respect to a Participant in the Compensation deferral component of the Plan, that portion of a Participant’s Compensation that a Participant elects to defer for the Plan Year, along with any matching credits made thereon; and

(b)	with respect to a Participant in the Incentive Pay deferral component of the Plan, that portion of a Participant’s Incentive Pay that a Participant elects to defer for a performance period and which is credited to the Plan during a Plan Year, along with any matching credits made thereon.

The Annual Deferral Amount shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts credited to a Participant’s Account.

1.2.4. Beneficiary — a person designated in accordance with Section 7.4 to receive all or a part of the Participant’s Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.2.5. Chief Executive Officer — the chief executive officer of MGI.

1.2.6. Code — the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

1.2.7. Common Stock — common stock of MGI.

1.2.8. Compensation — Compensation as defined under the MoneyGram International, Inc. 401(k) Plan; provided, however, that Compensation for purposes of this Plan shall be determined without regard to limitations imposed under section 401(a)(17) of the Code. Performance-based pay (as that term is defined under section 409A of the Code and regulations thereunder) shall be excluded from Compensation.

1.2.9. Disability — a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by MGI. In lieu of such a certification, a Participant shall be considered disabled if the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s Employer.

1.2.10. Effective Date — the date this restated Plan document is adopted by the Board of Directors of MGI.

1.2.11. Employers — MGI and each business entity affiliated with MGI that employs persons who are designated for participation in this Plan (collectively the “Employers” and separately the “Employer”).

1.2.12. ERISA — the Employee Retirement Income Security Act of 1974, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

1.2.13. Event of Maturity — any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from this Plan.

1.2.14. Human Resources Committee — the Human Resources Committee of the Board of Directors of MGI (or any successor committee).

1.2.15. Incentive Pay — any performance-based cash compensation, other than Compensation, earned by a Participant under any Employer’s annual or long-term incentive plans for services rendered during a performance period of at least 12 months, as specified and approved by the Human Resources Committee in its sole discretion (in accordance with Section 409A of the Code and related guidance).

1.2.16. MGI — MoneyGram International, Inc. and any successor thereto.

1.2.17. Participant — an employee of an Employer who is designated as eligible to participate in this Plan and becomes a Participant in this Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed by an Employer or an Affiliate and upon which the Participant no longer has any Account under this Plan (that is, the Participant has received a distribution of all of the Participant’s Account).

1.2.18. Plan — the nonqualified, income deferral program maintained by MGI established for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used herein, “Plan” does not refer to the documents pursuant to which this Plan is maintained. That document is referred to herein as the “Plan Statement”). The Plan shall consist of three parts: the “Compensation deferral” component consisting of elective deferrals of Compensation and matching credits with respect to such deferrals, if applicable; (ii) the “supplemental profit sharing” component consisting of supplemental profit sharing credits made with respect to one or more Participants; and (iii) the “Incentive Pay deferral” component consisting of deferrals of Incentive Pay and matching credits with respect to such deferrals, if applicable. All parts together constitute the Plan and shall be referred to as the “MONEYGRAM INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN.”

1.2.19. Plan Statement — this document entitled “MONEYGRAM INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN” as adopted by the Board of Directors of MGI (based upon recommendation by the Human Resources Committee), as the same may be amended from time to time thereafter.

1.2.20. Plan Year — the twelve (12) consecutive month period ending on any December 31.

1.2.21. Scheduled Distribution — the scheduled, in-service distribution set forth in Section 7.1.

1.2.22. Termination of Employment — a complete severance of an employee’s employment relationship with the Employers and all Affiliates, if any, for any reason. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. A transfer from full-time employment to employment on a part-time basis shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of that Employer, then Participants who are employed by that Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing distributions from this Plan. Notwithstanding the foregoing, a Termination of Employment shall not occur unless such termination also qualifies as a “separation from service”, as defined under section 409A of the Code and related guidance thereunder.

1.2.23. Unforeseeable Emergency — a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.2.24. Valuation Date — the last day of each calendar quarter of the Plan Year, and such other dates as may be specified by MGI.

SECTION 2

PARTICIPATION

2.1. Eligibility to Participate. In all cases, an employee selected for participation under this Section 2 shall be a member of a select group of management or highly compensated employees (as that expression is used in ERISA). Such employee shall as a condition of participation in this Plan complete such forms as MGI may require for the effective administration of this Plan.

2.1.1. Compensation Deferrals. Any employee of an Employer selected for participation by the Chief Executive Officer shall become a Participant in the Compensation deferral component of the Plan as of any date selected by the Chief Executive Officer. The Chief Executive Officer shall not select any employee for participation unless the Chief Executive Officer determines that such employee’s Pre-Tax Deferrals for a Plan Year under the MoneyGram International, Inc. 401(k) Plan are expected to be limited by section 402(g) of the Code.

2.1.2. Supplemental Profit Sharing. Any employee of an Employer selected for participation by the Chief Executive Officer shall become a Participant in the supplemental profit sharing component of the Plan as of any date selected by the Chief Executive Officer. The Chief Executive Officer shall not select any employee for participation unless the Chief Executive Officer determines that such employee’s Profit Sharing Contribution for a Plan Year under the MoneyGram International, Inc. 401(k) Plan is reduced by sections 401(a)(17) and 415 of the Code or any other legal limitations.

2.1.3. Incentive Pay Deferrals. Any employee of an Employer selected for participation by the Chief Executive Officer shall become a Participant in the Incentive Pay deferral component of the Plan as of any date selected by the Chief Executive Officer.

2.2. Enrollment for Elective Deferrals.

2.2.1. Compensation Deferrals.

(a)	Election to Defer Compensation.

(i)	Initial Election. In the case of an employee who first becomes eligible to make elective deferrals under the Plan, no later than thirty (30) days after the employee is notified of eligibility to make a deferral election, such employee shall complete such forms as necessary to defer a portion of the employee’s Compensation for that Plan Year. The agreement to defer a portion of the employee’s Compensation may only be made with respect to Compensation earned for services performed for such Plan Year subsequent to the deferral election, except to the extent permissible under Section 409A of the Code. (Alternatively, such election may be made as late as the last day of the Plan Year in which the employee first becomes eligible if the agreement to defer Compensation is made solely with respect to Compensation to be earned for services performed in the succeeding Plan Year.)

(ii)	Subsequent Elections. Each active Participant’s deferral agreement shall expire upon the last day of the Plan Year to which it relates. Each eligible Participant who wishes to defer Compensation for a subsequent Plan Year must make an election to defer Compensation prior to the first day of that subsequent Plan Year.

(iii)	Irrevocability. A deferral agreement accepted by the Employer shall become irrevocable when the Plan Year with respect to which it is made has commenced; provided, however, that if the Participant receives a distribution on account of a Disability or Unforeseeable Emergency during such Plan Year, the Participant’s agreement shall be cancelled, and further deferrals shall not be made.

(b)	Maximum/Minimum Amounts. The terms of any such agreement shall provide that the employee elects a deferral of Compensation equal to any percentage of Compensation per payroll period, which shall not exceed fifty percent (50%), or be less than one percent (1%) of such Compensation.

(c)	Withholding. In the event an employee elects to defer an amount of his or her Compensation that would not allow for the full payment of all FICA, federal, state and/or local income tax liabilities, the actual amount deferred shall be the maximum amount allowable after all applicable taxes.

2.2.2. Incentive Pay Deferrals.

(a)	Election to Defer Incentive Pay.

(i)	Initial Election. When an employee first becomes eligible to make elective deferrals of Incentive Pay, such employee shall complete such forms as necessary to defer a portion of the employee’s Incentive Pay. The agreement to defer a portion of the employee’s Incentive Pay shall be made no later than six (6) months before the end of the performance period applicable to such Incentive Pay. (Alternatively, if an employee first becomes eligible to participate in the Plan less than six (6) months before the end of the performance period, such initial election may be made within thirty (30) days but only with respect to Incentive Pay earned for services performed subsequent to the deferral election, except to the extent permissible under Section 409A of the Code.)

(ii)	Subsequent Elections. Each active Participant’s deferral agreement shall expire upon the last day of the performance period to which it relates. Each eligible Participant who wishes to defer Incentive Pay for a subsequent performance period must make an election to defer Incentive Pay no later than six (6) months prior to the end of that subsequent performance period.

(iii)	Irrevocability. A deferral agreement accepted by the Employer shall become irrevocable as of the date that is six (6) months before the end of the performance period applicable to such Incentive Pay; provided, however, that if the Participant receives a distribution on account of a Disability or Unforeseeable Emergency occurs during such performance period, the Participant’s agreement shall be cancelled, and further deferrals shall not be made.

(b)	Maximum/Minimum Amounts. The terms of any such agreement shall provide that the employee elects a deferral of Incentive Pay equal to any percentage of Incentive Pay for the applicable performance period, not to exceed one hundred percent (100%), or be less than one percent (1%) of such Incentive Pay.

(c)	Withholding. In the event an employee elects to defer an amount of his or her Incentive Pay that would not allow for the full payment of all FICA, federal, state and/or local income tax liabilities, the actual amount deferred shall be the maximum amount allowable after all applicable taxes.

2.2.3. Election As to Time and Form of Payment. In connection with the Participant’s initial enrollment in any one of the three components of the Plan, the Participant shall elect the form in which his or her Compensation Account, Incentive Pay Account or Profit Sharing Account (as the case may be) shall be paid upon such Participant’s Termination of Employment (to the extent not previously distributed as a Scheduled Distribution). The Participant may elect to receive such Account at Termination of Employment in the form of a lump sum or pursuant to an annual installment method of up to five (5) years (in accordance with Section 7). In addition, in connection with each election to defer an Annual Deferral Amount, the Participant may elect whether to receive all or a portion of his or her Annual Deferral Amount as a Scheduled Distribution. An election as to the time and form of payment, once accepted by the Employer and made effective, may not be changed. Notwithstanding the foregoing, in the case of each individual who is a Participant in a component of the Plan as of the date of adoption of this restatement and who previously made an election under this Section 2.2.3, such Participant may modify his or her prior payment election if such modification is made on or before December 31, 2006 and complies in all respects with the election timing requirements of Section 409A of the Code (and regulations and other guidance issued thereunder).

SECTION 3

CREDITS TO ACCOUNTS

3.1. Elective Deferral Credits. Elective deferrals of Compensation shall be credited to the Participant’s Compensation Account throughout the Plan Year as the Participant otherwise would have been paid the deferred portion of the Participant’s Compensation. Elective deferrals of Incentive Pay shall be credited to the Participant’s Incentive Pay Account as of the date on which (or as soon as administratively practicable thereafter) such amounts would otherwise have been paid under the applicable incentive plan of the Employer. Such credits shall be recorded in cash.

3.2. Matching Credits.

3.2.1. Matching Credits on Compensation Deferrals. With respect to one or more Participants in the Compensation deferral component of the Plan, MGI may make a matching credit to a Participant’s Compensation Account for a Plan Year. MGI shall have sole discretion to determine the matching credit which shall be credited, if any, and shall not have any obligation for uniformity of treatment among Participants or of any other person; provided, however, that such matching credit shall not exceed one hundred percent (100%) of the first four percent (4%) of Compensation deferred by the Participant for the Plan Year and credited under Section 3.1 above. MGI’s decision to make a matching credit in any year shall not require approval of similar awards at all to any Participant or other person at any future date. Matching credits shall be recorded in cash as of the time or times (or as soon as administratively practicable thereafter) when the credits are awarded.

3.2.2. Matching Credits on Incentive Pay Deferrals. With respect to one or more Participants in the Incentive Pay deferral component of the Plan, MGI may make a matching credit to a Participant’s Incentive Pay Account for a Plan Year. MGI shall have sole discretion to determine the amount which shall be credited, if any, and shall not have any obligation for uniformity of treatment among Participants or of any other person. MGI’s decision to make a matching credit in any year shall not require approval of similar awards at all to any Participant or other person at any future date. Matching credits shall be recorded in cash as of the time or times (or as soon as administratively practicable thereafter) when the credits are awarded. The match credited with respect to an Incentive Pay deferral shall not exceed the lesser of:

(a)	one hundred percent (100%) of the first four (4%) of Incentive Pay deferred by the Participant for the performance period and credited under Section 3.1; or

(b)	four percent (4%) of the Participant’s Compensation for the Plan Year immediately preceding the Plan Year in which the Incentive Pay deferral is credited to the Plan, less the total match credited with respect to Compensation deferred by the Participant for such preceding Plan Year under Section 3.2.1.

3.3. Supplemental Profit Sharing Credits. With respect to one or more Participants in the supplemental profit sharing component of the Plan, MGI may make a profit sharing credit to a Participant’s Profit Sharing Account for a Plan Year to the extent that it is determined that a Participant’s Profit Sharing Contribution under the MoneyGram International, Inc. 401(k) Plan was reduced by sections 401(a)(17) or 415 of the Code or any other legal limitations. MGI shall have sole discretion to determine the amount of the reduction which shall be credited to this Plan, if any, and shall not have any obligation for uniformity of treatment among Participants or of any other person. In no event, however, shall the amount credited under this Plan with respect to a Plan Year exceed the amount by which the Participant’s Profit Sharing Contribution under the MoneyGram International, Inc. 401(k) Plan was reduced by sections 401(a)(17) and 415 of the Code or any other legal limitations for such Plan Year. MGI’s decision to make a supplemental profit sharing credit in any year shall not require approval of similar awards at all to any Participant or other person at any future date. Supplemental profit sharing credits shall be recorded in cash as of the time or times (or as soon as administratively practicable thereafter) when the credits are awarded.

SECTION 4

ADJUSTMENT OF ACCOUNTS

4.1. Establishment of Accounts. There shall be established for each Participant unfunded, bookkeeping Accounts which shall be adjusted each Valuation Date.

4.2. Adjustments of Accounts. From time to time but not less frequently than each Valuation Date, MGI shall cause the value of each Account or portion of an Account to be increased (or decreased) from time to time for distributions, credits (including any earnings, gains or losses thereon) and expenses, if any, charged to the Account.

4.3. Investment Adjustments. The Human Resources Committee shall designate from time to time one or more investment options in which Accounts may be deemed invested. Such deemed investment options may include any investment which the Human Resources Committee deems appropriate, including, but not limited to, fixed interest credits, notional mutual fund(s) or an investment index. The Human Resources Committee shall have the sole discretion to determine the number of deemed investment options to be designated hereunder and the nature of the options and may change or eliminate the investment options from time to time. The Human Resources Committee shall adopt rules specifying the deemed investment options, the circumstances under which a particular option may be elected (or shall be automatically utilized), the minimum or maximum percentages which may be allocated to the investment option, the procedures (if any) for Participants making or changing elections, the extent (if any) to which beneficiaries of deceased Participants may make investment elections and the effect of a Participant’s or beneficiary’s failure to make an effective investment election with respect to all or any portion of an Account.

SECTION 5

VESTING OF ACCOUNTS

The Account of each Participant shall be fully (100%) vested and nonforfeitable at all times. Notwithstanding the foregoing, if MGI determines in its discretion that a Participant has improperly received a credit under this Plan for any reason (including, but not limited to, an erroneous calculation or other mistake of fact, or on account of a restatement of earnings), the Account shall be reduced by the amount of the improper credit.

SECTION 6

MATURITY

The vested portion of a Participant’s Account shall mature and shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events:

(a)	the Participant incurs a Termination of Employment;

(b)	the Participant dies; and

(c)	the Participant incurs a Disability.

SECTION 7

DISTRIBUTIONS

7.1. Scheduled Distributions.

7.1.1. Scheduled Distributions of Compensation Deferrals and Matching Credits. In connection with each election to defer Compensation, a Participant may irrevocably elect to receive a Scheduled Distribution. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount (i.e., the Compensation deferral plus any matching credits thereon for such Plan Year, if any) the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 4 on that amount, calculated as of the Valuation Date immediately preceding the date on which the Scheduled Distribution becomes payable. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60)-day period commencing immediately after the first day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least three (3) Plan Years after the end of the Plan Year to which the Participant’s deferral election relates. By way of example, if a Scheduled Distribution is elected for Compensation deferred for the Plan Year commencing January 1, 2006, the earliest Scheduled Distribution could become payable during a sixty (60)-day period commencing January 1, 2010.

7.1.2. Scheduled Distributions of Incentive Pay Deferrals and Matching Credits. In connection with each election to defer Incentive Pay, a Participant may irrevocably elect to receive a Scheduled Distribution. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount (i.e., the Incentive Pay deferral credited during a Plan Year, plus any matching credits thereon, if any) the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 4 on that amount, calculated as of the Valuation Date immediately preceding the date on which the Scheduled Distribution becomes payable. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60)-day period commencing immediately after the first day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least three (3) Plan Years after the end of the Plan Year during which the Incentive Pay deferral is actually credited to the Plan. By way of example, if a Scheduled Distribution is elected for Incentive Pay deferrals that are credited in the Plan Year commencing January 1, 2006, the earliest Scheduled Distribution could become payable during a sixty (60)-day period commencing January 1, 2010.

7.1.3. Event of Maturity Takes Precedence Over Scheduled Distributions. If an Event of Maturity occurs that triggers payment under Section 7.3, any Scheduled Distribution elections outstanding but unpaid shall not be paid in accordance with this Section 7.1, but shall be paid in accordance with Section 7.3. Notwithstanding the foregoing, the Human Resources Committee shall interpret this Section 7.1.3 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

7.2. Hardship Withdrawals. A Participant who has not incurred an Event of Maturity but who has incurred an Unforeseeable Emergency may request a withdrawal from such Participant’s Account. In the event that MGI, upon written petition of the Participant, determines in his or her sole discretion that the Participant has suffered an Unforeseeable Emergency, the Employer shall distribute to the Participant as soon as reasonably practicable following such determination, an amount, not in excess of the value (based on the immediately preceding Valuation Date) of the Participant’s Account, necessary to satisfy the emergency. Immediately upon the distribution, such Participant’s deferral agreement shall be cancelled in accordance with Section 2.2.

7.3. Payment Upon Event of Maturity.

7.3.1. Time of Payment. Upon the occurrence of an Event of Maturity effective as to a Participant, payment of such Participant’s entire Account balance (reduced by the amount of any applicable payroll, withholding and other taxes) shall commence in the form designated under Section 7.3.2 below. Distribution shall not be made to any Beneficiary until MGI has determined that the Beneficiary is entitled to payment. Notwithstanding the foregoing, where payment under this Section 7 is made to any “key employee” (as defined under section 409A of the Code) on account of Termination of Employment, such payment shall commence no earlier than six (6) months following a Termination of Employment (or upon the death of the employee, if earlier) if required to comply with section 409A of the Code.

7.3.2. Form of Payment. If a Participant’s Compensation Account, Incentive Pay Account or Profit Sharing Account, as applicable, becomes distributable by reason of one of the Events of Maturity listed in Section 6, distribution of the Participant’s entire Account balance shall be made in a single lump sum; provided, however, that if the Event of Maturity is the Participant’s Termination of Employment, distribution shall be made: (i) in a single lump sum, or (ii) in annual installments over a period not to exceed five (5) years, in accordance with such Participant’s initial enrollment election under Section 2.2 (on forms furnished and filed with MGI). In the event no election is made by the Participant, payment shall be made in a single lump sum. For purposes of this Section 7.3.2, the following rules shall apply:

(a)	Lump sum distributions shall be valued as soon as administratively practicable following the Valuation Date coincident with or next following the Participant’s Event of Maturity (or in the case of a key employee whose Event of Maturity is a Termination of Employment, the date which is six (6) months following such Event of Maturity). Actual distribution shall be made as soon as administratively practicable after such determination.

(b)	The amount of each annual installment shall be determined as of the Valuation Date coincident with or next following each December 31, by dividing the amount of the Account as of such Valuation Date by the number of remaining installment payments to be made. Such installments shall be paid as soon as administratively practicable after such determination. In the case of a key employee, installments shall be determined as of the Valuation Date coincident with or next following the December 31 which is at least six (6) months following such Participant’s Termination of Employment.

(c)	If the Participant dies following a Termination of Employment but before installments are completed, all remaining installments shall be made to the beneficiary or beneficiaries designated under Section 7.4 in a single lump sum.

7.4. Designation of Beneficiaries. A deceased Participant’s Compensation Deferral Account, Incentive Pay Deferral Account or Profit Sharing Account, as applicable, shall be payable to the beneficiary or beneficiaries designated by the Participant on forms furnished and filed with MGI. In the absence of a designation or if such designation fails, such benefit shall be payable in accordance with the rules for automatic beneficiaries under the MoneyGram International, Inc. 401(k) Plan.

7.5. No Spousal Rights. No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.6. Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

7.7. Distributions in Cash. Distributions from this Plan shall be made in cash.

SECTION 8

FUNDING OF PLAN

8.1. Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. No Participant shall have any lien, prior claim or other security interest in any property of the Employers. The Employers shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employer that established it. The Employers shall be obligated to pay the benefits of this Plan out of their general assets.

8.2. Corporate Obligation. Neither MGI, the Board of Directors of MGI, the Chief Executive Officer, the Human Resources Committee, the Employers nor any of their directors, officers, agents or employees in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each person entitled or claiming to be entitled at any time to any benefit hereunder shall look solely to the assets of the Employers for such payments as unsecured general creditors. If, or to the extent that, Accounts have been paid to or with respect to a present or former Participant and that payment purports to be the payment of a benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.

SECTION 9

AMENDMENT AND TERMINATION

9.1. Amendment and Termination. The Board of Directors of MGI (based upon recommendation by the Human Resources Committee) may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons expecting to receive benefits in the future; provided, however, that the Participant’s vested accrued benefit as of the date of such amendment or termination, if any, shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination. If there is a termination of the Plan with respect to all Participants, MGI shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to immediately pay all benefits in a lump sum following such Plan termination, to the extent permissible under Section 409A of the Code and related Treasury regulations and guidance.

9.2. No Oral Amendments. No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is in writing and approved by the Board of Directors of MGI by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

9.3. Plan Binding on Successors. MGI will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of MGI), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that MGI would be required to perform it if no such succession had taken place.

SECTION 10

DETERMINATIONS — RULES AND REGULATIONS

10.1. Determinations. MGI shall make such determinations as may be required from time to time in the administration of this Plan. MGI shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by MGI or any other person pursuant to any provision of the Plan Statement may be signed in the name of MGI by any officer or other person who has been authorized to make such certification or to give such notices or consents.

10.3. Claims Procedure. The claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan. An application for a distribution shall be considered as a claim for the purposes of this Section.

10.3.1. Initial Claim. An individual may, subject to any applicable deadline, file with MGI a written claim for benefits under the Plan in a form and manner prescribed by MGI.

(a)	If the claim is denied in whole or in part, MGI shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if MGI determines that special circumstances require an extension of time for determination of the claim, provided that MGI notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

10.3.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

10.3.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with MGI a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

10.3.4. Claim on Review. If the claim, upon review, is denied in whole or in part, MGI shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if MGI determines that special circumstances require an extension of time for determination of the claim, provided that MGI notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)	MGI’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

10.3.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).

10.4. Rules and Regulations.

10.4.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by MGI.

10.4.2. Specific Rules.

(a)	Any decision or determination to be made by MGI shall be made by the Chief Executive Officer unless delegated as provided for in the Plan, in which case references in this Section 10 to the Chief Executive Officer shall be treated as references to the Chief Executive Officer’s delegate. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. MGI may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by MGI upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by MGI.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but MGI reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of MGI.

(e)	In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	MGI may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

10.4.3. Limitations and Exhaustion.

(a)	No claim shall be considered under these administrative procedures unless it is filed with MGI within two (2) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by MGI without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of:

(i)	three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or

(ii)	sixty (60) days after the Participant has exhausted these administrative procedures.

(b)	These administrative procedures are the exclusive means for resolving any dispute arising under this Plan:

(i)	no Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

(ii)	determinations under these administrative procedures (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

(c)	For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 11

PLAN ADMINISTRATION

11.1. Authority.

11.1.1. MGI. Functions generally assigned to MGI shall be discharged by its Chief Executive Officer, except where delegated and allocated as provided herein.

11.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of MGI may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Chief Executive Officer or to MGI generally hereunder, as the Chief Executive Officer may from time to time deem advisable.

11.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of MGI shall have the exclusive authority (which may not be delegated except to a committee of the Board) to amend the Plan Statement and to terminate this Plan, based upon recommendation by the Human Resources Committee. In addition, where necessary to comply with applicable corporate or securities law, or applicable rules of the New York Stock Exchange, the Human Resources Committee shall have the exclusive authority to make determinations with respect to benefits under this Plan (e.g., with respect to executive officers).

11.2. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

11.3. Service of Process. In the absence of any designation to the contrary by the Chief Executive Officer, the Secretary of MGI is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

SECTION 12

CONSTRUCTION

12.1. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

12.2. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan.

12.3. Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under any other qualified or nonqualified plan. It is specifically contemplated that this Plan will, from time to time, be amended and possibly terminated.

12.4. Disqualification. Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, MGI shall determine whether the killing was felonious and intentional for this purpose.

12.5. Rules of Document Construction.

(a)	An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

(b)	Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

(c)	The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

(d)	Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

12.6. References to Laws. Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation unless, under the circumstances, it would be inappropriate to do so. The terms “spouse,” “nonspouse,” “married,” “surviving spouse,” and other similar terms shall be construed, interpreted and applied on a basis consistent with the federal statute known as the Defense of Marriage Act.

12.7. Choice of Law. Except to the extent that federal law is controlling, this Plan Statement be construed and enforced in accordance with the laws of the State of Minnesota.

12.8. ERISA Administrator. MGI shall be the plan administrator of this Plan.

12.9. Delegation. No person shall be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

12.10. Not an Employment Contract. This Plan is not and shall not be deemed to constitute a contract of employment between any Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in any Employer’s employ or in any way limit or restrict any Employer’s right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan. Neither the terms of the Plan Statement nor the benefits under this Plan nor the continuance thereof shall be a term of the employment of any employee. The Employers shall not be obliged to continue this Plan.

12.11. Tax Withholding. The Employers (or any other person legally obligated to do so) shall withhold the amount of any federal, state or local income tax, payroll tax or other tax required to be withheld under applicable law with respect to any amount payable under this Plan. All benefits otherwise due hereunder shall be reduced by the amount to be withheld.

12.12. Expenses. All expenses of administering the benefits due under this Plan shall be borne by the Employers.

12.13. Spendthrift Provision. No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers. MGI shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers.

This section shall not prevent MGI from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an Event of Maturity, as such powers may be conferred upon it by any applicable provision hereof.

12.14. Amendment History. This Plan was formerly known as the “MONEYGRAM INTERNATIONAL, INC. SUPPLEMENTAL 401(k) PLAN” adopted August 19, 2005, but effective January 1, 2006. That Plan was a successor plan to the MONEYGRAM INTERNATIONAL, INC. SUPPLEMENTAL PROFIT SHARING PLAN adopted May 10, 2005. The Plan was amended and restated February 16, 2006 and renamed as the “MONEYGRAM INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN”. The Plan was again amended and restated November 16, 2006. Effective as of the date the Board of Directors of MGI adopts this document, the Plan is hereby amended and restated by the addition of Appendix A attached hereto.

APPENDIX A

RULES AFFECTING MONEYGRAM INTERNATIONAL, INC. PARTICIPANTS IN VIAD CORP DEFERRED COMPENSATION PLAN

1.1. Scope of Rules Established in Appendix A. Notwithstanding the other provisions of the Plan document, the rules established in this Appendix A shall apply to Participants as defined in Section 1.2 of this Appendix A. Any provisions of the Plan document which are not superceded by the rules in this Appendix A shall apply as described in the Plan document. Capitalized terms used in this Appendix A shall have the same meaning as under the Plan document except to the extent that such terms are expressly defined in this Appendix A.

1.2. History. In connection with the spin off of MoneyGram International, Inc. (“MGI”) by Viad Corp (the “Spin Off”), MGI assumed Viad Corp’s obligations with respect to deferred compensation accrued under the Viad Corp Deferred Compensation Plan (the “Viad Plan”) for a specified group of MGI participants. The Viad Plan was an unfunded voluntary deferral plan that provided a select group of management and highly compensated employees with an opportunity to defer receipt of incentive compensation. The rules in this Appendix A apply exclusively to the deferred compensation obligations under the Viad Plan assumed in connection with the Spin Off. Such obligations (hereinafter “Viad Accounts”) are now a part of, and governed under the terms of, the Plan and this Appendix.

1.3. Adjustments of Viad Accounts. From time to time but not less frequently than each Valuation Date, MGI shall cause the value of each Viad Account or portion of a Viad Account to be increased (or decreased) from time to time for distributions, credits (including any earnings, gains or losses thereon) and expenses, if any, charged to the Viad Account. The Human Resources Committee shall designate from time to time one or more investment options in which Viad Accounts may be deemed invested in accordance with Section 4.3 of the Plan, subject to the following:

(a)	Stock Unit Deferrals. To the extent that a Participant had elected to defer incentive compensation in the form of stock units, in connection with the Spin Off, that portion of a Participant’s Viad Account consisting of Viad Corp stock units on the record date established for the Spin Off was credited with a number of stock units representing MGI Common Stock equal to the number of Viad Corp stock units in such Participant’s Viad Account on such record date. The stock unit account of a Participant, if any, shall be settled in Common Stock of MGI, and such stock unit account cannot be converted to a cash account in the future.

(b)	Dividends in Cash or Property Other Than Common Stock. In the event a dividend in cash, stock of MGI (other than Common Stock) or other property is declared and paid by MGI, additional stock units shall be credited to the Participant’s Viad Account in the calendar quarter in which the dividend is declared. The credit shall be effected on the Valuation Date coincident with or next following the declaration of such dividend. The Participant shall receive such additional stock units calculated by dividing (A) as applicable, the amount of the dividend payable to the Participant on the dividend record date or the fair market value of the property (other than Common Stock) on the dividend record date; by (B) the Fair Market Value of the Common Stock on the Valuation Date. For purposes of this calculation, stock unit equivalents of the dividend payable shall be applied on the aggregate balance in the Viad Account as of the dividend record date. After distribution of the balance in an Viad Account commences, dividend equivalents shall accrue on the unpaid balance thereof in the same manner as described in this Section 1.3(b) until the entire balance of the Viad Account has been distributed.

(c)	Dividends in Common Stock. In the event a dividend of Common Stock is declared and paid by MGI, additional stock unit equivalents of the dividend shares shall be credited to the Participant’s Viad Account in the calendar quarter in which the dividend is declared. The credit shall be effected on the Valuation Date coincident with or next following the declaration of such dividend. The Participant shall receive one stock unit, or such fractional unit thereof, for each share of Common Stock the Participant is entitled to receive as a dividend as of the dividend record date. For purposes of this calculation, stock unit equivalents of the dividend shares shall be applied on the aggregate balance in the Viad Account as of the dividend record date. Additional credits for stock dividends shall accrue on the unpaid balance thereof in the same manner set forth in this Section 1.3(c) until the entire balance of the Viad Account has been distributed.

(d)	Definitions. “Fair Market Value” shall mean the per share closing price of the Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on the determination date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading. “Common Stock” shall mean MGI common stock. “Valuation Date” shall mean each quarterly valuation date (which shall be the last business day of each calendar quarter).

1.4. Distributions.

(a)	Medium of Distributions. To the extent that the Participant has elected to make deferrals in the form of cash, MGI shall distribute a sum in cash to such Participant in a lump sum or installments as specified by the Participant on the Deferral Election made pursuant to Section 1.4(b). To the extent that the Participant has elected to make deferrals in the form of stock units, MGI shall distribute to such Participant, in a lump sum or installments as specified by the Participant on the Deferral Election made pursuant to Section 1.4(b), such stock units settled in Common Stock.

(b)	Time and Form of Distribution. Distribution of the Participant’s Viad Account shall be made to the Participant entitled to receive distribution at the time and in the manner as specified by the Participant, subject to the following:

(i)	Active Participants. To the extent permitted under transitional guidance issued under Section 409A of the Code, a Participant who is actively employed with MGI may modify all or a portion of his or her prior payment election under the Viad Plan if such modification is made on or before December 31, 2007. The modified time and form of payment elected must apply to his or her entire Viad Account and must otherwise comply with restrictions for time and form of payment under Section 7 of the Plan document, with the exception that the Participant may (i) make separate payment elections for his or her stock unit account and cash account; and (ii) elect to receive payments made on account of Termination of Employment: (i) in a single lump sum, or (ii) in annual installments over a period not to exceed ten (10) years.

(ii)	Inactive Participants. To the extent permitted under transitional guidance issued under Section 409A of the Code, a Participant who is not actively employed with MGI and who has not previously elected to commence payment of his or her Viad Account on or before December 31, 2007 shall modify his or her prior payment election on or before December 31, 2007 to provide that payment of the Viad Account commence no later than 2008 in either (i) a single lump sum, or (ii) annual installments over a period not to exceed ten (10) years. Inactive Participants who have already commenced payment on or before December 31, 2007 (if any) shall be paid in accordance with the schedule elected under the Viad Plan.